UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2009

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 9, 2009, the Board of Directors of the Lattice Semiconductor Corporation (the “Company”) adopted a restructuring plan (the “December 2009 restructuring plan”). In connection with the December 2009 restructuring plan, the Company will establish an operations center in Singapore during the fourth quarter of fiscal 2009 and during fiscal 2010, which will result in the elimination of approximately 20 positions at other Company locations during fiscal 2010. The Company expects to record a restructuring charge of severance and related costs estimated to be approximately $.9 million in connection with the December 2009 restructuring plan, of which approximately $.6 million will be recorded in the fourth quarter of fiscal 2009. The December 2009 restructuring plan will be substantially completed by the fourth quarter of fiscal 2010.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2009, the Company issued a press release announcing a business update for the fourth quarter of fiscal year 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company recently provided notice to certain distributors in the Asia-Pacific region, including Dragon Technology Distribution (“Dragon”) and FE Global Electronics, of Lattice’s intention to terminate the distribution agreements between Lattice and those distributors, effective for various territories between February 1 and February 6, 2010. This action was taken by the Company in connection with the reorganization of its distribution channels from a sell-in to a sell-through distribution model. Dragon accounted for approximately 11.7%, 5.4% and 5% of the Company’s revenue in the first three quarters of fiscal 2009, and in fiscal 2008 and fiscal 2007, respectively. The Company estimates that these terminations will reduce revenue in the fourth quarter of fiscal 2009 by approximately $1.0 million.

Forward-Looking Statements Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements, including statements relating to Lattice’s intention to establish an operations center in Singapore during the fourth quarter of fiscal 2009 and during fiscal 2010, the Company’s intention to eliminate various positions at other Company locations, the Company’s estimate of the restructuring charge for severance and related costs associated with this restructuring, Lattice’s ability to complete the proposed restructuring in the fourth quarter of fiscal 2010, and the anticipated impact that the termination of the distributors will have on Lattice’s revenue during the fourth quarter of fiscal 2009. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, any changes in Lattice’s intentions or timing regarding the establishment of the operations center in Singapore, Lattice’s success in replacing the revenue from the distributors and other risks described in Lattice’s SEC filings, including its most recent quarterly report on form 10-Q and Annual Report on Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date of this report. Lattice undertakes no obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished herewith:

99.1	Press release, dated December 10, 2009, entitled “Lattice Semiconductor Raises Guidance for Fourth Quarter 2009” (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: December 10, 2009	By:	/s/ BYRON W. MILSTEAD
Byron W. Milstead Corporate Vice President and General Counsel